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                                                                    EXHIBIT 99.1

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CONTACT:
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Mr. Robert Amundsen                                          Mr. Chris Rallis
Executive Vice President, Chief Financial Officer            President, Chief Operating Officer
Triangle Pharmaceuticals, Inc.                               Triangle Pharmaceuticals, Inc.
(919) 493-5980                                               (919) 493-5980
www.tripharm.com                                             www.tripharm.com
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FOR IMMEDIATE RELEASE:
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  DR. DAVID BARRY, 58, FOUNDER AND CEO OF TRIANGLE PHARMACEUTICALS, PASSES AWAY

DURHAM, N.C., JANUARY 29, 2002 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) announced the death last night of Dr. David Barry, 58, founder and Chief Executive Officer of the Company.

Mr. Chris Rallis, Chief Operating Officer of the Company, said, "We are obviously shocked and saddened by Dave's untimely death. Our thoughts and prayers are with his family. Those of us who have worked with him at Triangle had great admiration for him as a person and the utmost respect for his leadership. We will miss him both personally and professionally. We are heartened by the fact that Dave developed a solid senior management team at Triangle and we are determined to carry out his vision for the Company. "